UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 25, 2009

Belden & Blake Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	0-20100	34-1686642
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

First City Tower, 1001 Fannin Street, Suite 800, Houston, Texas		77002
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-659-3500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 25, 2009, Belden & Blake Corporation entered into the Fifth Amendment to Credit Agreement. The Credit Agreement was amended to (1) reduce the borrowing base to $65,000,000, (2) extend the termination date by one year to August 16, 2011, (3) decrease the aggregate amount of the revolving commitments to $100,000,000, and (4) make certain other amendments to the Credit Agreement. The amendment is attached as Exhibit 10.1.

Item 8.01 Other Events.

On September 30, 2009, Belden & Blake Corporation received an additional equity contribution from our parent company in the amount of $7.5 million, which was used to repay indebtedness under our Amended Credit Agreement.

Item 9.01 Financial Statements and Exhibits.

Exhibit
10.1 Fifth Amendment to Credit Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Belden & Blake Corporation

October 1, 2009	By:	/s/ James M. Vanderhider

Name: James M. Vanderhider
Title: President, Chief Financial Officer and Director

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Exhibit Index

Exhibit No.	Description

10.1	Fifth Amendment to Credit Agreement